AMENDMENT TO FEBRUARY 9, 2012 LICENSE AGREEMENT

(hereinafter the “Agreement”)

BETWEEN:

CANNABIS SCIENCE, INC., a Corporation duly incorporated pursuant to the laws of the State of Nevada and having an office at 6946 N Academy Blvd, Suite B #254, Colorado Springs, CO 80918

(“Licensor” or “Cannabis Science”)

AND:

APOTHECARY GENETICS INVESMENTS LLC, Apothecary Genetics, Investments, LLC, a Company address is 2320 Via Puerta, Unit D, Laguna Woods, CA 92637

 (“Licensee” or “Apothecary”)

WHEREAS:

(A)

Cannabis Science and Apothecary previously entered into a License Agreement on February 9, 2012 (the “License Agreement”) and attached hereto as a true and correct copy as Appendix “A”;

(B)

Cannabis Science and Apothecary wish to amend the License Agreement and terms therein to include: terms, investments, assets, revenue sharing, and ownership interest of the parties for their mutual benefit under this Agreement;

(C)

The parties wish to clarify rights and interest under the License Agreement pursuant to this Agreement and any reference to the License Agreement and this Agreement shall hereinafter be considered one and the same (hereinafter referred to as the “Agreements”).

NOW THEREFORE THIS AGREEMENT WITNESSES that for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree to amend the License Agreement with terms and conditions as follows:

1.

CONSIDERATION

1.1   Cannabis Science shall issue to Apothecary or its assignee Fourteen Million Five Hundred Thousand (14,500,000) shares of Rule 144 restricted common stock in Cannabis Science; and

1.2   Cannabis Science shall fund Apothecary and/or its assignees a minimum of $150,000.00 up to $300,000.00 in working capital (the “Working Capital”) either in cash or the equivalent value in free-trading S-8 registered shares of common stock per calendar quarter commencing in the fourth quarter ending December 31, 2014.  The Apothecary operating budget and all disbursements from the Working Capital, including payroll and management fees, shall be pre-approved by Cannabis Science President and CEO Raymond Dabney or his designee.

Sections 1.1 and 1.2 (hereinafter referred to as the “Fees”) as consideration for the acceptance of terms of this Agreement and services rendered for projects as described in “Appendix A.”.

1.2   The parties agree that no other fees, expenses, or other monies are owed between the parties, including principals thereof, and Cannabis Science waives prior Royalties owed under Section 4.1(i) of this Agreement.

1.3   Management and principals of Apothecary shall only be entitled to management fees and salaries as those mutually agreed to and approved by the parties.  No increase in management fees and salaries shall be made by Apothecary without prior review and written approval by the Board of Directors of Cannabis Science.

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2.

ASSETS

2.1   Cannabis Science shall own 100% of all the assets previously held by Apothecary and/or derived from this Agreement or New Business, including but not limited to the following:

(i)

Cannabis Science shall be the sole free and clear title owner of the first northern California Property. Cannabis Science shall pay all costs associated with title transfer into its name;

(ii)

A newly acquired northern California property that shall be under the sole ownership of Cannabis Science, Inc. The acquisition of the new property shall be paid by Apothecary and/or its principal, Bret Bogue, on behalf of the Licensor; and

(iii)

All extraction, cultivation, packaging, and other equipment or supplies.

2.1(i) through (iii) including all assets listed in Appendix “B” hereinto this Agreement hereinafter collectively referred to as the (“Assets”).

2.2   Cannabis Science may at its sole discretion and at any time during the term of this Agreement or at any time thereafter place or assign the Assets into such existing or newly formed entities for legal, corporate, and/or tax structuring purposes.

3.

ASSIGNMENT

3.1   No party shall assign its rights and interest under the Agreements, or ownership of assets without prior written consent of the other party.

4.

ROYALTY & LICENCING FEES, RIGHTS, AND INTEREST

4.1   Apothecary shall pay Licensing Fees & Royalties to Cannabis Science and/or its Assignees based on all net operating revenues, receipts, monies, or other income, after deducting and paying all operating costs, taxes, administration, professional and other fees, or other costs of business (the “Net Operating Profits”), received under the License Agreement for the marketing, manufacturing, production, sale or distribution of the Products, and/or any products defined under the License Agreement or in Appendix “A” herein according to the following:

(i) Cannabis Science and/or its Assignees shall be entitled to Licensing Fees & Royalties equal to Seventy-Five percent (75%) of all Net Operating Profits.  Cannabis Science may assign its assets, Royalties or License Fees to an affiliate, subsidiary or under any legal structure at its sole discretion and in order to meet local, state, or federal law; and

(ii) Apothecary shall be entitled to twenty-five percent (25%) of all Net Operating Profits.

4.2   Cannabis Science shall approve any investment for operating cash shortfalls.

4.3   Cannabis Science shall have the sole ownership, rights and interest in all assets, property and facilities, or products for all mutual business, new business ventures, and opportunities under the License Agreement (Appendix “B”) and pursuant to Section 2.1.

4.4   Cannabis Science shall be entitled to financial oversight of all accounting, banking, and financial transactions in Apothecary in regards to this Agreement.

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5.

TOTAL INVESTMENT, INCREASED INVESTMENT

5.1   Cannabis Science shall approve financing for any new projects including operations, facilities, manufacturing, production, marketing, distribution, administration, professionals, and any and all other expenses to conduct the mutual business under the Agreements.

6.

NEW BUSINESS VENTURES AND OPPORTUNITIES, RIGHT OF REFUSAL;

COMMUNICATIONS

6.1   The parties agree to enter into new business ventures and opportunities (the “New Business”) as directed and instructed by Cannabis Science on a quarterly basis as detailed hereto in Appendix “B” on a Licensing Fees & Royalties on a 75/25 basis pursuant to this Agreement.

6.2   Cannabis Science shall have a right of first refusal on any New Business proposed by Apothecary.  Should Cannabis Science refuse in writing to pursue and enter into any New Business under the Agreements then Apothecary shall be entitled to pursue that New Business for its own sole business risk and reward including full entitlement to all net operating profit therefrom, excluding all other existing business and New Business entered into by the parties under the Agreements.

6.3   Apothecary and its principals and employees shall not engage in communications about any of the existing or new business or any New Business or about Cannabis Science or its officers, directors, consultants or employees without the prior written consent of Cannabis Science CEO and President Raymond Dabney.

7.

TRIGGERING EVENTS

On the happening of any of the following events (Triggering Events) with respect to a Company, the surviving Company party to this Agreement shall have the option to (i) dissolve and liquidate the License Agreement Assets or (ii) purchase all of the Company’s Interest in the License Agreement Assets of such Company (Selling Company) for the positive balance, if any, of such Company’s proportionate License Agreement 50/50 ownership rights:

(a)

the bankruptcy of a Company;

(b)

the winding up and dissolution of a corporate Company, or merger or other corporate reorganization of a Company as a result of which the Company does not survive as an entity;

(c)

the withdrawal of a Company; or

(d)

the occurrence of any other event that is, or that would cause, a Transfer in contravention of this Agreement.

Each Company agrees to promptly give Notice of a Triggering Event to the other Company.  The option described above may be exercised within 180 days following the other Company’s receipt of the Notice of the Triggering Event.  In the event the other Company does not elect to purchase the interest of the Selling Company, the Selling Company shall dispose of is proportionate share of the License Agreement Assets to any other party.

8.

TERM OF THE LICENSING AGREEMENT OPERATING AGREEMENT

8.1   The License Agreement will continue indefinitely until terminated by written mutual consent of the Companies.

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9.

BUSINESS REPRESENTATIONS

Each Company hereby represents and warrants to, and agrees with, the other Company as follows:

9.1   Business Intent. The Companies are investing in this License Agreement Operating Agreement solely for furthering their respective businesses and not with a view to or for sale in connection with any distribution of all or any part of the License Agreement Interest.

9.2   Economic Risk. The Companies are financially able to bear their own economic risk of this investment in the License Agreement, including the total loss thereof.

9.3   Non-disclosure.  The Companies shall have non-disclosure agreements signed by all employees or other parties to whom information is to be disseminated regarding License Agreement Assets or other information that is deemed critical and of value to the License Agreement.  All non-disclosure agreements must be signed prior to disseminating such information.

10.

GENERAL AND IN FORCE AND EFFECT PROVISIONS

10.1   Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  These counterparts may be electronic.

10.2   Choice of Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Nevada. If any provision of this Agreement is determined by any court of competent jurisdiction or arbitrator to be invalid, illegal, or unenforceable to any extent, that provision shall, if possible, be construed as though more narrowly drawn, if a narrower construction would avoid such invalidity, illegality, or unenforceability or, if that is not possible, such provision shall, to the extent of such invalidity, illegality, or unenforceability, be severed, and the remaining provisions of this Agreement shall remain in effect.

10.3   Binding Effect. This Agreement shall be binding on and inure to the benefit of the Parties and their heirs, personal representatives, and permitted and assigns.

10.4   Pronouns; Statutory References. All pronouns and all variations thereof shall be deemed to refer to the masculine, feminine, or neuter, singular or plural, as the context in which they are used may require. Any reference to the Code, the Regulations, the Act, Nevada Revised Statutes, or other statutes or laws will include all amendments, modifications, or replacements of the specific sections and provisions concerned.

10.5   Further Assurances. The parties to this Agreement shall promptly execute and deliver any and all additional documents, instruments, notices,' and other assurances, and shall do any and all other acts and things, reasonably necessary in connection with the performance of their respective obligations under this Agreement and to carry out the intent of the parties.

10.6   No Limitation of Companies' Businesses. Except as provided in this Agreement, as amended, no provision of this Agreement shall be construed to limit in any manner the Companies in the carrying on of their own respective businesses or activities.

10.7   Absence of Agency. Except as provided in this Agreement, no provision of this Agreement shall be construed to constitute a Company, in the Company's capacity as such, the agent of any other Company.

10.8   Authority and Capacity of Parties. Each Company represents and warrants to the other Company that the Company has the capacity and authority to enter into this Agreement.

10.9   Headings. The Section, and paragraph titles and headings contained in this Agreement are inserted as a matter of convenience and for ease of reference only and shall be disregarded for all other purposes, including the construction or enforcement of this Agreement or any of its provisions.

10.10   Amendment. This Agreement may be altered, amended, or repealed only by written agreement signed by both of the Companies.

10.11   Time of the Essence. Time is of the essence of every provision of this Agreement that specifies a time for performance.

10.12   Benefit of the Parties. This Agreement is made solely for the benefit of the parties to this Agreement and their respective permitted successors and assigns, and no other person or entity shall have or acquire any right by virtue of this Agreement unless mutually agreed by both Parties.

10.13    Interpretation. In the event of any claim is made by any Company relating to any conflict, omission or ambiguity in this Agreement, no presumption or burden of proof or persuasion shall be implied by virtue of the fact that this. Agreement was prepared by, or at the request of, a particular Company or its counsel.

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IN WITNESS WHEREOF this AMENDMENT TO FEBRUARY 9, 2012 LICENSE AGREEMENT has been executed and delivered by the parties on the 20th day of November 2014.

SIGNED, SEALED AND DELIVERED BY CANNABIS SCIENCE, INC.

Per:  /s/ Raymond C. Dabney________________

        Raymond C. Dabney, CEO Co-Founder

Per:  /s/ Chad S. Johnson________________

          Chad S. Johnson, Esq., COO General Counsel

SIGNED, SEALED AND DELIVERED BY APOTHECARY GENETICS INVESMENTS, LLC.

Per:   /s/ Bret Bogue_______________________

         Bret Bogue, President

Initials  _____  _____  _____

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APPENDIX “A”

LICENSE AGREEMENT

BETWEEN

CANNABIS SCIENCE, INC.

AND

APOTHECARY GENETICS INVESTMENTS, LLC.

DATED FEBRUARY 9, 2012

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APPENDIX “B”

ASSETS

(including any Existing and New Business)

All items listed below will be owned solely by Cannabis Science and/or its Assignees, the items listed are defined as either existing already or will be acquired through further investment and budgeted quarterly working capital as per the explicit directions and instructions of Cannabis Science:

ASSETS, including but not limited to:

1.

Land

2.

Grows and harvested crops

a.

CA production

b.

CA production

3.

Extract machinery and business operations

a.

Once Co2 Extract machine

4.

Buildings

5.

Tools and equipment

6.

Inventories:

a.

Cannabis or hemp

b.

Extracts

c.

Packaged Goods

d.

Plant and plant by-products: 16 strains to be later defined

ASSETS TO BE ACQUIRED THROUGH FURTHER INVESTMENT AND WORKING CAPITAL:

1.

Non-profit medical marijuana collectives (dispensaries)

a.

Collective to be developed (location to be later define) and run under the Cannabis Science Brand or as specified by Cannabis Science.

2.

Other for-profit business opportunities

3.

Treatment Centers

4.

Drug Development Programs

5.

Media

6.

Retail Seed Business

7.

Laboratories and equipment

8.

Inventories:

a.

Cannabis or hemp Seeds

b.

Extracts

c.

Packaged Goods

Initials  _____  _____  _____

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